Exhibit 99.1
Investor Relations Contact:
Brian Ritchie - FD
212-850-5683
brian.ritchie@fd.com

Corporate Communications Contact:
John Procter – Gibraltar Associates
202-879-5808
jprocter@gibraltar-llc.com
Press Release

Insmed Gains Royalty-Free Worldwide Rights for IPLEX™ in Connection with Potential Expanded Access ALS Programs

RICHMOND, Va., November 10, 2008 - Insmed Inc. (Nasdaq CM: INSM), a developer of follow-on biologics and biopharmaceuticals, today announced that Genentech, Ipsen/Tercica and Insmed jointly issued the following statement:

Genentech, Ipsen/Tercica, and Insmed have been contacted by people living with Amyotrophic Lateral Sclerosis (ALS) and their loved ones seeking access to an IGF-I/IGFBP3 product called IPLEX™, which is solely manufactured by Insmed. We understand the devastation a disease like ALS causes and that there are a lack of available therapies that provide meaningful clinical benefit.

Although IPLEX™ has not been rigorously tested in people with ALS, nor received regulatory approval for use in ALS, all the companies involved appreciate the urgency and desperation for new treatments in the ALS community.  We are all working diligently to determine how best to respond to that need.

The availability of IPLEX™ is subject to a Court-Ordered Settlement Agreement.  On November 8, 2008, Genentech and Ipsen/Tercica signed a letter of intent whereby they have consented to amend the Court-Ordered Settlement Agreement to permit Insmed to supply IPLEX™ in connection with named-patient ALS programs worldwide on a royalty-free basis. Insmed’s ability to do so will be dependent on satisfying any regulatory requirements in any country where a request for treatment is made.

Ipsen/Tercica and Insmed also plan to enter into negotiations concerning the development of IPLEX™ for the treatment of ALS, subject to analyzing the data from the ALS patients in Italy who have received IPLEX™, and satisfying any applicable regulatory requirements.

These actions represent each company’s commitment to find a solution to the requests coming from the community of patients and their families. Insmed will update the community as further progress is made.

About Amyotrophic Lateral Sclerosis

Amyotrophic Lateral Sclerosis (ALS), often referred to as Lou Gehrig’s disease, is a progressive neurodegenerative disease that attacks nerve cells in the brain and spinal cord resulting in muscle weakness and atrophy. The life expectancy of an ALS patient averages about two to five years from the time of diagnosis. For more information about ALS visit www.alsa.org

About IPLEX™

IPLEX™ is a complex of recombinant human insulin-like growth factor-I (rhIGF-I) and its predominant binding protein IGFBP-3 (rhIGFBP-3).  The drug, approved in the United States in December 2005 for the treatment of children with growth failure due to severe primary IGF-I deficiency, is currently being investigated in ALS in Italy and in Myotonic Muscular Dystrophy.

About Insmed

Insmed Inc. is a biopharmaceutical company with unique protein process development and manufacturing experience and a proprietary protein platform aimed at niche markets with unmet medical needs. For more information, please visit www.insmed.com.

Forward-Looking Statements

This release contains forward-looking statements which are made pursuant to provisions of Section 21E of the Securities Exchange Act of 1934. Investors are cautioned that such statements in this release, including statements relating to planned clinical study design, regulatory and business strategies, plans and objectives of management and growth opportunities for existing or proposed products, constitute forward-looking statements which involve risks and uncertainties that could cause actual results to differ materially from those anticipated by the forward-looking statements. The risks and uncertainties include, without limitation, risks that product candidates may fail in the clinic or may not be successfully marketed or manufactured, we may lack financial resources to complete development of product candidates, the FDA may interpret the results of studies differently than us, competing products may be more successful, demand for new pharmaceutical products may decrease, the biopharmaceutical industry may experience negative market trends, our entrance into the follow on biologics market may be unsuccessful, we may be unable to secure an appropriate business partner for our follow-on biologics business, our common stock could be delisted from the Nasdaq Capital Market and other risks and challenges detailed in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2007. Readers are cautioned not to place undue reliance on any forward-looking statements which speak only as of the date of this release. We undertake no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances that occur after the date of this release or to reflect the occurrence of unanticipated events.